Table of Contents

Exhibit 4.11

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

Agreement Number

            TEL / 07 / GFS

Rio de Janeiro, June 26, 2003.

To

Net Serviços de Comunicações S/A

C/O: Mrs. Lindsay Souza Oliveira

Referring to: LETTER OF COMMITMENT TO PROVIDE INTERNET SERVICES TO NET SERVICES

Dear Sirs,

We hereby ratify the technical and commercial conditions, subject of our negotiation, to provide Internet access services (IP Port), as described in the items below:

1 – CONFIGURATION

Via EMBRATEL’s Dedicated Connection Service for Internet Network is an IP – Internet Protocol connectivity service which supports TCP/IP – Transmission Control Protocol / Internet Protocol applications, and provides access to global Internet network. These are permanent accesses, with full IP connectivity, guaranteed and unshared bandwidth, incorporating Net Services' network to the Internet through dedicated private lines.

Services will be rendered in the locations and at speeds according to the following table:

1.1  – Minimum Bandwidth and Accesses

LOCATION	ACCESS	MINIMUM BANDWIDTH
RIO DE JANEIRO	[***]	[***]
SÃO PAULO	[***]	[***]
BELO HORIZONTE	[***]	[***]
BRASÍLIA	[***]	[***]
CAMPINAS	[***]	[***]
SOROCABA	[***]	[***]
SANTOS	[***]	[***]
PORTO ALEGRE	[***]	[***]
CURITIBA	[***]	[***]
FLORIANÓPOLIS	[***]	[***]

* The Accesses in Porto Alegre, Curitiba and Florianópolis remain unchanged.

2 – MONTHLY COSTS

Net Serviços shall pay the amount of [***] without taxes and [***], including taxes, for each 01 (One) Mbps, according to the table on item 1.1. These amounts include Access and IP Port.

2.1 – Remarks:

- The amount above mentioned already includes Organizações Globo’s commercial discount, which shall not change during the term of this agreement.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

- The exceeding minimum bandwidth, which may change upward or downward, at NET’s discretion, shall be charged, at a higher or lower amount, in 01 (One) by 01 (One) steps based on the same unit value of the initial Mbps.

3 – CONDITIONS FOR SERVICE DELIVERY

Internet Access Service shall be delivered ON DEMAND, which refers to net bandwidth, free from ATM/Sonet transmission protocol overhead, limited to the Access speed on each location described on the table on item 1.1.

In case it is necessary to increase Access capacity in a specific location, we request a 60 day previous notice, by writing, in order to meet this demand.

3.1 – SLA

For quality standard purposes, the performance levels guaranteed by Via Embratel IP Network (Internet) shall be used, as presented in the table below:

Parameter	Definition	Goal
Latency (milliseconds)	Average transit time (in ms, roundtrip) of a 64 byte packet between two designated points, within Via EMBRATEL Internet Network	75 (maximum)
Loss of Packets (%)	Ratio measuring the average success rate of the transmission of IP packets between two network points	1 (maximum)
Availability (%)	Backbone availability (minimum value)	99,90 (minimum)
Availability (%)	Average time (percentage) in which Via EMBRATEL Internet Network is operational, during the 30 day period corresponding to service subscription	99,85 (minimum)
Scheduled Maintenance	Communication time prior to performing planned maintenance within Embratel Network	15 days
Emergency Maintenance	Communication time prior to performing emergency maintenance within Embratel Network	8 hours

The Parties agree that, if Embratel fails to achieve the indexes reflecting the quality parameters established with Net Serviços, for a period equal or longer than 3 (three) consecutive months, Net Serviços may cancel the circuits where the goals were not achieved, by sending a written notification to EMBRATEL, not being obligated to pay any penalties for this cancelling, or the Parties shall jointly establish another penalty. The Parties agree that this item shall prevail over provisions of item 4.1 (RESCISSION), in the event of default by EMBRATEL regarding the established quality parameters.

3.2 – Recovery Time

Embratel is committed to respond, in a time no longer than 4 hours, to 90% of the events under its responsibility, except for failures arising from Accesses and Equipment owned by Net Serviços.

3.3 – Penalties

Once a failure is identified in services under EMBRATEL’s responsibility, a discount shall be granted to Net Serviços. Failures in services can be understood as interruptions and defects affecting connectivity between Net Serviços’s network and Via EMBRATEL Internet Network, including:

  Defects in Via EMBRATEL Internet Network;
  Defects identified in Client access circuits to Via EMBRATEL Internet Network, being EMBRATEL responsible for the services (access circuit; modem from EMBRATEL; radio system provided by EMBRATEL; or physical link of the Telecommunications Operating Company, hired through EMBRATEL);
  Defects identified in components of Client access circuit to Via EMBRATEL Internet Network, whenever EMBRATEL is responsible for part of the access solution.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

The discount to be granted in these events shall be calculated according to the following formula:

Vd = T x P / 1440

where,

P = Price of the monthly service subscription;

T = Number of 30 (thirty) minute interruption periods;

Vd = Discount value in R$ (real)

For discount purposes, the minimum failure period to be considered consists of 30 (thirty) consecutive minutes. Additional failure periods, even being fractions of 30 (thirty) minutes, shall be considered, for discount purposes, as full 30 (thirty) minute periods. The discount shall be calculated based on total interruption volume in a month.

Important: To be eligible to discounts, the Client must register the failure in Internet Tele-Service Center, and the claim must be considered valid, under EMBRATEL's responsibility - 0800-701-0121

3.4 – Accesses

3.4.1 – The accesses shall be provided by Embratel, except [***], were it shall be a responsibility of Net Serviços. In this location, Embratel shall provide the accesses and shall exempt Net Serviços from paying access for a period of 60 days after signing this letter of commitment. In the event that Net Serviços is not able provide the access, after this period, Embratel shall charge based on the current values of [***] without taxes, and [***], including taxes.

3.4.2 – In the cities of [***],[***], [***], [***], [***], [***], [***], [***] and [***], accesses shall be provided through optic fiber. In other current and future locations, Embratel shall put its best efforts in optic fiber services. In the city of [***], the companies (Embratel and Net Serviços) are jointly searching for a technical solution and within 120 days they shall define how optic fiber services will be rendered in this location.

4 – DURATION

The referred Letter of Commitment shall be in force for the period of 12 months counting from the date of signature, and it will be extinguished in full right, regardless of notification, after this period. If the Parties, after the 12 months of this agreement, decide, expressly or impliedly, to continue with this contractual relationship, it shall remain in force indefinitely.

4.1 – Rescission

The present Letter of Commitment may be terminated, fully or partially, at any moment, by any of the Parties, by a 60 day previous communication, in writing, not being due any fine, compensation or additional payment. It is also understood as "partial rescission" the possibility that one of the cities stops using the services hereby hired.

5 – BILLING AND COLLECTING

Service billing shall be presented to Net Serviços through a Service Bill (CPS – Conta de Prestação de Serviço), which is a document for payment in the banking network authorized by EMBRATEL, including other services hired by the Client.

The CPS shall be issued monthly and corresponds to services used in the month prior to the due date. It shall be available for the Client in, at least, 15 days prior to the due date. The CPS

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

presents a list of debits and credits with EMBRATEL, including fees and municipal, state and federal taxes, as well as social charges, according to the applicable legislation.

The Service measurement period shall be calculated from the 26th day of the month until the 25th day of the following month, and the bill shall be due in the 10th day of the subsequent month, considering the 15 day period mentioned above.

5.1 – Collecting

The bills shall be split and separated according to the table below by location and sent to NET SERVIÇOS DE COMUNICAÇÃO S.A., which will be responsible for paying them.

Net Rio S/A	Rua Vilhena de Moraes, 380 – bl 02 – Rio de Janeiro – RJ	Rua Verbo Divino 1356, Prédio 1 – São Paulo – SP
Net São Paulo Ltda.	Rua Verbo Divino 1356, Prédio 1 – São Paulo – SP	Rua Verbo Divino 1356, Prédio 1 – São Paulo – SP
Net Belo Horizonte Ltda.	Av. Renascença, 515 – Belo Horizonte – MG	Rua Verbo Divino 1356, Prédio 1 – São Paulo – SP
Net Brasília Ltda.	SIG – SUL, Quadra 1, 725 – Brasília – DF	Rua Verbo Divino 1356, Prédio 1 – São Paulo – SP
Net Campinas S/A	Rua Jasmim, 700 – Campinas – SP	Rua Verbo Divino 1356, Prédio 1 – São Paulo – SP
Net Sorocaba Ltda.	Av. Antônio Carlos Comitre, 1074 – Sorocaba – SP	Rua Verbo Divino 1356, Prédio 1 – São Paulo – SP
Net São Paulo Ltda.	Rua Gal. Francisco Glicério, 647 – Santos – SP	Rua Verbo Divino 1356, Prédio 1 – São Paulo – SP
Net Sul Comunicações Ltda.	Rua Silvério, 1111 – Porto Alegre – RS	Rua Verbo Divino 1356, Prédio 1 – São Paulo – SP
Net Curitiba Ltda.	Rua Paulo Graeser Sobrinho, 557 – Curitiba – PR	Rua Verbo Divino 1356, Prédio 1 – São Paulo – SP
Net Florianópolis Ltda.	Av. Rio Branco, 808 – Florianópolis - SC	Rua Verbo Divino 1356, Prédio 1 – São Paulo – SP

5.2 – Penalties

Failing to pay the CPS until the due date shall subject Net Serviços, immediately and regardless of notification of judicial or extrajudicial interpellation, to the following sanctions:

5.2.1 Payment, at once, of the total debit comprised of the following components:

a) Amount past due;

b) 2% (two percent) fine calculated over the CPS value; and

c) Updating the amounts described in subparagraphs (a) and (b) above by IGP-M index, or, in the event of extinction of IGP-M, by another index which reflects price changes over the period, plus interest on deferred payment of 1% (one percent) per month calculated pro-rata die from the due date of the collecting document to the effective payment date.

5.2.2 Suspension of the Services, at EMBRATEL’s discretion and after prior 48 (forty eight) hour notice, whenever payment is more than 60 (sixty) days past due.

5.2.2.1 Reestablishment of the Services is conditioned to total payment of the debt, including the period when the Service was suspended, plus all respective financial charges, as defined in item 5.2.1.

5.3 – Limitations of Embratel’s Liability

Embratel’s responsibility in performing the services is limited to credit concession for interruption or defects in the Services, as provided in item 3.3.

The impossibility of providing the Services caused by inaccuracy in the information provided by NET SERVIÇOS or omission in providing essential information for the Service, will not represent any breach by EMBRATEL, exempting it from any responsibility, as it configures a default by NET SERVIÇOS.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

5.4 – Limitations of Net Serviços’s Liability

5.4.1 Using the ACCESS is a responsibility of NET SERVIÇOS, and EMBRATEL is not responsible for any direct or indirect damage, loss of profits or any other direct or indirect losses of margins, sales or businesses that NET SERVIÇOS may face due to usage of the ACCESS hereby hired, and by non compliance with the obligations inherent to this instrument, due to fortuitous case or force majeure, or bad usage of the ACCESS by NET SERVIÇOS.

5.4.2 It is NET SERVIÇOS’s duty to provide, operate and maintain its own network, and to be responsible for all costs arising from these activities.

5.4.3 Report to EMBRATEL, as soon as possible, any defects found in the equipments/systems which may affect the performance of the ACCESS.

5.4.4 Not disconnecting, repairing or introducing any changes in EMBRATEL’s equipments / systems and/or from its authorized agents.

5.4.5 In events when there are replacement of parts or equipments due to any damages caused by NET SERVIÇOS, the expenses related to ACCESS recovery shall be fully reimbursed to EMBRATEL.

5.4.6 Fully indemnify EMBRATEL for direct costs, expenditures, losses or liabilities assumed by EMBRATEL due to non compliance, by NET SERVIÇOS, with its obligations.

5.4.7 NET SERVIÇOS is not obligated to pay bills with inaccuracies, and the corrections shall be made by EMBRATEL in the same bill, timely for payment. NET SERVIÇOS is not responsible for paying fines on late payments caused by inaccuracies not timely corrected by EMBRATEL.

6 – MEASUREMENT CRITERIA – MRTG

6.1 Embratel shall take measurements of Latency, Packet Losses and Availability daily, totaling up to 120 (one hundred and twenty) measurements in a month.

6.2 Net Services shall take measurements of Latency, Packet Losses and Availability daily, totaling up to 1440 (one thousand, four hundred and forty) measurements in a month.

6.3 For Latency and Packet Losses, it will be considered as reference the Network Management Center and Via Embratel Internet Network Routing Centers. For Availability measurements, it will be considered as reference the Routing Center and the Via Embratel Internet Network access Router to which Net Serviços is connected.

6.4 Measurements taken within the period of one month comprise the hourly average, the daily average and the monthly average, which will be compared to the goal-value established for the respective parameter.

7 – DETERMINATION OF VALUES – ON DEMAND

7.1 To determine the amounts to be monthly paid for the IP Port hereby hired, the following criteria shall be used:

7.1.2 Using the monthly average, obtained at the 26th day of each month, through measurement of the “daily peaks” (highest traffic value reached daily in the IP Port hereby hired).

7.1.3 The result of item "7.1.2" exceeding the minimum commitment, shall be charged considering steps higher than 1 Mbps.

7.1.4 The measurement instrument – MRTG – uses protocols available in Cisco platform, having as final result the effective demand of consumed IP traffic.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

7.1.5 The amount to be paid by Net Serviços is the length of IP bandwidth effectively consumed.

8 – PREVIOUS CONTRACTS

This Letter of Commitment, from its signature, expressly revokes and replaces the contracts: VES-5-INN 5008/2001, VES-5-INN 5009/2001, VES-5-INN 5006/2001, VES-5-INN 5011/2001, VES-5-INN 5012/2001, VES-5-INN 5010/2001, VES-5-INN 5007/2001, VES-5-INN 0173/2000, VES-5-INN 0075/2002, VES-5-INN 0076/2002, VES-5-INN 0058/2002, VES-5-INN 0059/2002, VES-5-ACS 32/2002, VES-5-ACS 33/2002, VES-5-ACS 66/2002, VES-5-ACS 67/2002, VES-5-ACS 5058/2001, and their respective amendments.

As witness whereof, the Parties herein sign the present Letter of Commitment, which is in force in this date, in two copies with same value and content, before the witnesses below:

Rio de Janeiro, June 26, 2003.

/s/ Romildo Lucas de Mattos Junior
EMBRATEL
Empresa Brasileira de Telecomunicações Romildo Lucas de Mattos Junior Executive Sales Manager

/s/ Jose Antonio Felix		/s/ Marcelo Parraga da Silva
Net Serviços de Comunicações S/A
Jose Antonio Felix Chief Operating Officer		Marcelo Parraga da Silva Executive Technical Manager

Witnesses:
/s/ Cristiane Santos Magalhães		/s/ Lindsay Souza Oliveira
Name: Cristiane Santos Magalhães Individual Taxpayer’s ID: 018445787-47		Name: Lindsay Souza Oliveira Individual Taxpayer’s ID: 057535058-05